UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Notes

As previously disclosed, between August 14, 2019 and September 20, 2019, Arcimoto, Inc. (the “Company”) entered into subscription agreements, pursuant to which the Company issued notes in the original principal amount of approximately $1,999,000 (the “Convertible Notes”). Of the Convertible Notes, approximately $1,151,000 in principal amount were issued to related parties including officers, their immediate family members, and directors. During June 2020 approximately $769,000 in principal and interest was repaid in cash. On June 25, 2020, the Company issued 333,924 shares of its common stock, no par value per share (“Common Stock”), pursuant to the $4.25 per share conversion of the balance of the principal and interest due on the Convertible Notes, retiring the debt in full.

Exercise of Warrants

As previously disclosed, on December 27, 2018, the Company entered into a Subscription Agreement with FOD Capital, LLC (“FOD Capital”), pursuant to which the Company issued to FOD Capital (i) 500,000 shares of Common Stock, at a purchase price of $3.00 per share (the “Shares”), (ii) a warrant to purchase up to 942,857 shares of Common Stock at $3.50 per share (the “FOD Warrant”), and (iii) a senior secured note in the principal amount of $3,000,000 (the “Note”). The issuance of the Shares, FOD Warrant and shares of Common Stock issuable upon exercise of the FOD Warrant was registered with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 and the prospectus supplement filed on December 27, 2018. The Shares, FOD Warrant, and Note were purchased together by FOD Capital for an aggregate amount of $4.5 million but were issued separately. On July 7, 2020, FOD Capital exercised approximately half of the FOD Warrant and the Company issued FOD Capital 471,428 shares of Common Stock.

As previously disclosed, on October 3, 2019, the Company entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which the Company agreed to issue in a registered direct offering an aggregate of 1,044,444 shares of Common Stock at a purchase price per share of $2.25 for aggregate gross proceeds of approximately $2.35 million, and in a concurrent private placement, issued to the investors warrants (the “October 2019 Warrants”) to purchase 1,044,444 shares of Common Stock at an exercise price per share of $2.83 per share. On July 6, 2020, October 2019 Warrants covering 944,444 shares of Common Stock were exercised in a cashless transaction, resulting in the issuance by the Company of 642,776 shares of Common Stock. October 2019 Warrants covering 100,000 shares of Common Stock remain outstanding.

The Convertible Notes and October 2019 Warrants, and the shares of Common Stock issued pursuant to the conversion of the Convertible Notes and the exercise of the October 2019 Warrants, were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: July 9, 2020	By:	/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer, Secretary and Treasurer

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